UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2010

GREEN ENVIROTECH HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-149626	32-0218005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14 S. Main Street Suite 201
Fond Du Lac
WI 54935-4229

 (Address of principal executive offices) (zip code)

(209) 881-3523
 (Registrant's telephone number, including area code)

Wolfe Creek Mining, Inc.
(Former name, if changed since last report)

 Copies to:
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 28, 2010, shareholders of Green EnviroTech Holdings Corp. (formerly known as Wolfe Creek Mining, Inc.) (the “Company”) approved a certificate of amendment of certificate of incorporation (the “Amendment”), to effect (i) a change in the name of the Company from Wolfe Creek Mining, Inc. to Green EnviroTech Holdings Corp., and (ii) an increase in the Company’s authorized number of shares of common stock, par value $0.001, from 75,000,000 to 250,000,000. The Amendment was approved by the holders of 34,384,089, or approximately 53.9%, of 63,737,735 issued and outstanding shares of common stock.

Item 8.01 Other Events.

On July 20, 2010, the Company received confirmation that the Amendment was accepted by the Secretary of State of Delaware.

Item 9.01. Financial Statements and Exhibits.

3.1	Certificate of Amendment of Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENVIROTECH HOLDINGS CORP.

Dated: July 23, 2010	By:	/s/ Gary M. De Laurentiis
Name: Gary M. De Laurentiis Title: Chief Executive Officer